Exhibit 10(k)


                      STOCK APPRECIATION RIGHTS AGREEMENT
                      -----------------------------------


          THIS STOCK APPRECIATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of November 7, 1997 (the "Effective Date"), by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and COMPUTERVISION CORPORATION, a Delaware corporation ("Computervision").

          WHEREAS, Foothill and Computervision are parties to that certain Amended and Restated Loan and Security Agreement, dated as of even date herewith (as amended, restated, supplemented, renewed, extended, or refinanced from time to time, the "Loan Agreement"), by and between, on the one hand, Foothill, and, on the other hand, Computervision, CV Finance Holding, Inc, CV International Holding, Inc., Computervision Securities Corporation, Concentus Technology Corporation, and Windchill Technology Corporation (collectively, the "Borrower");

          WHEREAS, pursuant to the terms of the Loan Agreement, Borrower is obligated to repay Foothill a portion of the obligations under the Loan Agreement in the principal amount of $2,250,000, accruing interest at ten percent (10%) per annum (subject to increase pursuant to the terms set forth in the Loan Agreement) (the "Facility Premium Advance"), which Facility Premium Advance is due and payable in full in cash within eighteen (18) months from the Effective Date or as otherwise provided in the Loan Agreement; and

          WHEREAS, as a condition to the consummation of the Loan Agreement, Computervision shall grant to Foothill the right to acquire certain stock appreciation rights in the Common Stock of Computervision in accordance with the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

          1.  SAR Option.  Computervision hereby grants to Foothill, or its
              ----------
permitted assigns, the right to use all, but no less than all, of the Facility Premium Advance to purchase and exercise stock appreciation rights (each, a "SAR," and collectively, "SARs") in the Common Stock of Computervision at a price of $3.50 per SAR (the "SAR Option")(such price and such other price as shall result, from time to time, from the adjustments specified in Section 4
                                                                   ---------
below is herein referred to as the "Exercise Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "Common Stock" shall mean Computervision's presently authorized Common Stock, par value $0.01 per share, which is currently traded on The New York Stock Exchange (the "NYSE") under the symbol "CVN." The exercise of the SAR Option by Foothill shall be in accordance with Section 2 of this Agreement.
                                               ---------

          2.  Method of Exercising the SAR Option.  When the Facility Premium
              -----------------------------------
Advance becomes due and payable in accordance with the terms of the Loan Agreement (the "Premium Payment Date"), Foothill may elect to, in lieu of receiving payment of the Facility

Premium Advance in cash, use the Facility Premium Advance to exercise the SAR Option as follows:

              a. In the event of Computervision's prepayment of the Facility Premium Advance (other than in connection with the PTC Merger (as defined in the Loan Agreement)) or Computervision's payment of the Facility Premium Advance upon its maturity, Computervision shall provide Foothill with ten (10) days prior written notice of such Premium Payment Date. In such event, Foothill may elect to use the Facility Premium Advance to exercise the SAR Option by delivery of the notice of election (the "Notice of Election") attached hereto as Exhibit A, duly executed, to Computervision no later than three (3) days prior to the Premium Payment Date. In the event of Computervision's prepayment of the Facility Premium Advance in connection with the PTC Merger, Foothill may elect to use the Facility Premium Advance to exercise the SAR Option by delivery of the Notice of Election to Computervision no later than three (3) days after the receiving written notice from Computervision of the consummation of the PTC Merger.

              b. In the event the Facility Premium Advance becomes due and payable in accordance with the terms of the Loan Agreement other than as set forth in Section 2(a) above, Foothill may elect to use the Facility Premium
         ------------
Advance to exercise the SAR Option by delivery of the Notice of Election, duly executed, to Computervision no later than seven (7) days after such Premium Payment Date.

              If Foothill does not elect to exercise the SAR Option pursuant to either Section 2(a) or Section 2(b) above, the SAR Option shall expire and
       ------------    ------------
terminate in full. If the Facility Premium Advance is used to exercise the SAR Option, the obligation of Computervision to pay the Facility Premium Advance shall concurrently be deemed to have been discharged in full. The amount of the Facility Premium Advance used to exercise the SAR Option is hereafter referred to as the "Option Payment."

          3.  Method of Exercising the SARs; Conversion to SARs; Value and
              ------------------------------------------------------------
Payment of SARs.  The SARs are exercisable at any time during the period from
---------------
the date of the Notice of Election through and including November 7, 2002 (the "Exercise Term").

              a.    Method of Exercise. On or after the exercise of the SAR
                    ------------------
Option, Foothill may exercise all or any number of the SARs at any time during the Exercise Term (each an "Exercise Date" in connection with such exercise) by delivery of the notice of exercise attached hereto as Exhibit B, duly executed, to Computervision.

              b.    Calculation of SARs.
                    -------------------

                    (i) Upon Foothill's exercise of the SARs, Foothill shall receive that number of SARs equal to the quotient obtained by dividing (y) the amount equal to that portion of the Option Payment that Foothill elects to use to exercise such SARs (the "Exercise Payment"), by (z) the Exercise Price on the Exercise Date.

          Expressed as a formula, such conversion shall be computed as follows:

          X=A
            -
            B

          Where:         X =   the number of  SARs

                         A =  the Exercise Payment

                         B =  the Exercise Price on the Exercise Date

                    (ii) In the event that Foothill exercises only a portion of the SARs at any one time, the amount of the Option Payment available for the calculation of the number of SARs under this Section 3(b) shall decrease by the
                                             ------------
aggregate amount of Exercise Payment used for previous exercises of SARs by Foothill.

               c.   Value and Payment of SARs.
                    -------------------------

                    (i) Upon the calculation of the number of SARs due Foothill pursuant to Section 3(b) above, Computervision shall pay to Foothill in
                     ------------
cash the value of such SARs (the "Aggregate SAR Value"), which Aggregate SAR Value shall equal the product obtained by multiplying (i) the number of SARs due Foothill pursuant to Section 3(b), by (ii) the difference between (A) the
                     ------------
Current Market Price (as defined in Section 4(d) below), minus (B) the Exercise
                                    ------------         -----
Price on the Exercise Date. Upon payment of such Aggregate SAR Value, the SARs for which payment has been made shall be cancelled without any further payment by Computervision.

          Expressed as a formula, such Aggregate SAR Value shall be computed as follows:

          Z = (X)(C-B)

          Where:         Z =  the Aggregate SAR Value

                         X =  the number of SARs

                         C =  the Current Market Price

                         B =  the Exercise Price on the Exercise Date

                    (ii) The Aggregate SAR Value shall be paid in full to Foothill within thirty (30) days after the Exercise Date (the "SAR Payment Date"). In the event that the Aggregate SAR Value is not paid in full on or before the SAR Payment Date, the unpaid portion of the Aggregate SAR Value shall accrue interest at a rate of sixteen and one-half percent (16 1/2%) per annum until such Aggregate SAR Value is paid in full. The foregoing notwithstanding, in the event Computervision fails to pay the Aggregate SAR Value in full by the SAR Payment Date, Foothill may proceed to protect and enforce its rights hereunder pursuant to the Section 14 of this Agreement.
                          ----------

          4.  Adjustment of Exercise Price and Number of Shares.  The Exercise
              -------------------------------------------------
Price shall be subject to adjustment from time to time upon the occurrence of certain events between the Effective Date and the expiration of the Exercise Term, as follows:


              a.    Reclassification or Merger.
                    --------------------------

                    (i)    Except as provided in Section 4(a)(ii) below, in case
                                                 ----------------
of any reclassification, change, exchange or conversion of securities underlying the SARs (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of Computervision with or into another corporation (other than a merger with another corporation in which Computervision is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities underlying the SARs), Computervision, or such successor, as the case may be, shall duly execute and deliver to Foothill a new Stock Appreciation Rights Agreement (in form and substance reasonably satisfactory to Foothill), so that Foothill shall have the right to receive, at an aggregate exercise price not to exceed that payable upon the exercise of the SARs, the Aggregate SAR Value receivable upon such reclassification, change or merger that Foothill would have been entitled to receive under this Agreement.

                    (ii) In the event of a transaction in which the common stock of Computervision is exchanged or converted solely into capital stock (the "Successor Stock") of another corporation (the "Successor"), then the Successor shall assume all of Computervision's obligations hereunder, so that Foothill shall have the right to receive SARs with the Exercise Price that is adjusted to reflect the exchange ratio used in the exchange of Computervision Common Stock for the Successor Stock of the Successor as provided in such transaction. The Exercise Price of such new SARs shall be subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 4.  The provisions of this subparagraph (a)(ii) shall similarly apply to
---------
successive reclassifications, changes, mergers and transfers.

              b.    Subdivision or Combination of Shares.  If Computervision at
                    ------------------------------------
any time between the Effective Date and the expiration of the Exercise Term shall subdivide or combine its outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

              c.    Stock Dividends and Other Distributions.  If Computervision
                    ---------------------------------------
at any between the Effective Date and the expiration of the Exercise Term shall
(i) pay a dividend with respect to Common Stock payable in Common Stock, or (ii) make any other distribution of Common Stock (except any distribution specifically provided for in the foregoing sub paragraphs (a) and (b)) with respect to Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction
(i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

              d.    Determination of Current Market Price.  For purposes of this
                    -------------------------------------
Agreement, "Current Market Price" means the per share value of the Common Stock of Computervision as of a particular date (the "Computation Date") and shall be deemed to be the average of the daily closing prices of the Common Stock for the fifteen (15) consecutive trading days immediately preceding the Computation Date; provided, however, that if there shall have occurred prior to the
      --------  -------
Computation Date a combination or reclassification of the outstanding shares of Common Stock into a smaller number of shares and such action or transaction shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or after the beginning of such period of fifteen (15)
 ------------------
consecutive trading days, then the closing price for each trading day preceding the Market-Effect Date shall be adjusted, for purposes of calculating the Current Market Price, by multiplying such closing price by a fraction, the numerator of which is the Exercise Price in effect immediately prior to the Computation Date and the denominator of which is the Exercise Price in effect immediately prior to the Market-Effect Date. The closing price for each day shall be (1) if the security is traded on a national securities exchange (i) its last sale price on such day or, (ii) if there was no sale on that day, the last sale price on the next preceding business day on which there was a sale, all as made available over the Consolidated Last Sale Reporting System of the Consolidated Tape Association Plan, or (iii) if the security is not then eligible for reporting over this system, its last sale price on such day on such national securities exchange or, if there was no sale on that day, on the next preceding business day on which there was a sale on such exchange, or (2) if the security is not traded on a national securities exchange but trades solely in the over-the-counter market and the security is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") (i) the
                                                                ------
last sale price on such day reported on NASDAQ or (ii) if the security is an issue for which last sale prices are not reported on NASDAQ, the average of the closing bid and ask quotations on such day, but, in each of the next preceding two cases, if the relevant NASDAQ price or quotation did not exist on such day, then the price or quotation on the next preceding business day on which there was such a price or quotation or, (iii) if the security is not reported or quoted on NASDAQ, the highest average bid and ask quotations on such day as quoted in any of The Wall Street Journal, the National Quotation Bureau, Inc. pink sheets, the Salomon Brothers quotation sheets, quotation sheets of registered market makers and, if necessary, dealers' telephone quotations, or,
(3) if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be made in good faith by the Board of Directors of Computervision (the "Board"). If the Board is unable to determine any valuation, or if Foothill disagrees with the Board's determination of the valuation by written notice delivered to Computervision within ten (10) days after the Board's determination thereof is communicated to Foothill, then Computervision and Foothill shall select a mutually acceptable investment banking firm of national reputation which has not been engaged by Computervision or any subsidiary of Computervision, or Foothill within the preceding two years, which shall determine such valuation. Such investment banking firm's determination of such valuation shall be final, binding and conclusive on Computervision and Foothill. If the Board was unable to determine such valuation, all costs and fees of such investment banking firm shall be borne by Computervision. With respect to any disagreement of Foothill with the Board's determination of such valuation, if such investment banking firm's determination of such valuation is disparate by less than seven and one-half percent (7.5%) from the Board's determination, all costs and fees of such investment banking firm shall be borne by Foothill and if such determination is disparate by seven and one-half percent (7.5%) or more from the Board's determination, the costs and fees of such investment banking firm shall be borne by Computervision. In the event that Current Market Price is required to be determined with reference to Successor Stock, references in this subsection (d) to Computervision, its Common Stock and its Board shall be deemed to mean the Successor, Successor Stock and the Successor's Board of Directors.

          5.  Notice of Adjustments.  Whenever the Exercise Price shall be
              ---------------------
adjusted pursuant to Section 4 hereof, Computervision shall make a certificate
                     ---------
signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price after giving effect to such adjustment, which shall be mailed (without regard to Section 9 hereof,
                                                             ---------
by first class mail, postage prepaid) to Foothill.

          6.  Additional Rights.  In the event that Computervision undertakes
              -----------------
to (i) sell, lease, exchange, convey or otherwise dispose of all or substantially all of its property or business, or (ii) merge into or consolidate with any other corporation (other than a wholly-owned subsidiary of Computervision), or effect any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of Computervision is disposed of, Computervision shall provide Foothill with at least thirty (30) days notice of the terms and conditions of the proposed transaction. Computervision shall not consummate any such transaction without first complying with this Section 6. Foothill confirms that
                                              ---------
it has been given notice of the terms and conditions of the PTC Merger as defined in the Loan Agreement.

          7.  Representations and Warranties.  Computervision represents and
              ------------------------------
warrants to Foothill as follows:

              a. This Agreement has been duly authorized by Computervision and is a valid and binding obligation of Computervision enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

              b. The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the holders thereof are as set forth in the articles or certificate of incorporation of Computervision, as amended to the Effective Date (as so amended, the "Charter"), a true and complete copy of which has been delivered to Foothill;

              c. The execution and delivery of this Agreement are not, and the exercise of the SAR Option and the SARs in accordance with the terms hereof will not be, inconsistent with the Charter or by-laws of Computervision, do not and will not contravene, in any material respect, any governmental rule or regulation, judgment or order applicable to

Computervision, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which Computervision is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby;

              d. There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of Computervision, threatened against Computervision in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of Computervision to perform its obligations under this Agreement;

              e. The authorized capital stock of Computervision consists of 100,000,000 shares of Common Stock par value $0.01 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share, of which 63,725,393 shares of Common Stock, and no shares of Preferred Stock, were issued and outstanding as of the close of business on October 31, 1997. All such outstanding shares have been validly issued and are fully paid, nonassessable shares free of preemptive rights;

              f.    Except for the SAR Option and the SARs and as set forth on
Schedule 5.8 of the Loan Agreement and incorporated herein, there are no
------------
subscriptions, rights, options, warrants, or calls relating to any shares of Computervision's capital stock, including any right of conversion or exchange under any outstanding security or other instrument; and

              g. Except as disclosed in Computervision's most recent Proxy Statement and Form 10-K, Computervision is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock.

          8.  Modification and Waiver.  This Agreement and any provision hereof
              -----------------------
may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

          9.  Notices.  Any notice, request, communication or other document
              -------
required or permitted to be given or delivered to Foothill or Computervision shall be delivered, or shall be sent by private courier or certified or registered mail, postage prepaid, to Foothill or to Computervision at the address indicated therefor on the signature page of this Agreement.

          10. Binding Effect on Successors.  This Agreement shall be binding
              ----------------------------
upon any corporation or other entity succeeding Computervision by merger, consolidation or acquisition of all or substantially all of Computervision's assets, and all of the obligations of Computervision relating to the SARs issuable upon the exercise of the SAR Option shall survive the exercise and termination of the SARs and all of the covenants and agreements of Computervision shall inure to the benefit of the successors and assigns of Foothill.

Computervision will, at the time of the exercise of the SAR Option or the SARs, upon request of Foothill but at Computervision's expense, acknowledge in writing its continuing obligation to Foothill in respect of any rights to which Foothill shall continue to be entitled after such exercise in accordance with this Agreement; provided, that the failure of Foothill to make any such request shall not affect the continuing obligation of Computervision to Foothill in respect of such rights. This Agreement shall not be assigned by Foothill other than (i) an assignment of the SAR Option in connection with an assignment in whole of the Facility Premium Advance and (ii) an assignment of the SARs to no more than five
(5) Persons (as defined in the Loan Agreement) in the aggregate.

          11. Descriptive Headings.  The descriptive headings of the several
              --------------------
paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          12. Governing Law.  This Agreement shall be construed and enforced in
              -------------
accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

          13. Survival of Representations, Warranties and Agreements.  All
              ------------------------------------------------------
representations and warranties of Computervision and Foothill contained herein shall survive the Effective Date, the exercise of the SAR Option, the exercise of the SARs or the termination or expiration of rights hereunder. All agreements of Computervision and Foothill contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

          14. Remedies.  In case any one or more of the covenants and
              --------
agreements contained in this Agreement shall have been breached, Foothill (in the case of a breach by Computervision), or Computervision (in the case of a breach by Foothill), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

          15. Attorneys' Fees.  In the event suit or action is brought by any
              ---------------
party under this Agreement to enforce or construe any of its terms, the prevailing party shall (as determined by the court or arbitrator, as applicable) be entitled to recover, in addition to all other amounts and relief, its reasonable costs and attorneys fees incurred at and in preparation for trial, arbitration, appeal and review.

          16. No Impairment of Rights.  Computervision will not, by amendment
              -----------------------
of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Foothill against impairment.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

                              FOOTHILL CAPITAL CORPORATION,
                              a California corporation


                              By:__________________________________

                              Name:________________________________

                              Title:_______________________________

                    Address:  _____________________________________

                              _____________________________________

                              COMPUTERVISION CORPORATION,
                              a Delaware corporation


                              By:__________________________________

                              Name:________________________________

                              Title:_______________________________

                    Address:  _____________________________________

                              _____________________________________



          [SIGNATURE PAGE TO THE STOCK APPRECIATION RIGHTS AGREEMENT]